UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

Impart Media Group, Inc.
(Exact name of registrant as specified in charter)

Nevada	0-09358	88-0441338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2007, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with six institutional investors (the “Purchasers”), pursuant to which, we agreed to sell unsecured convertible debentures (the “Convertible Debentures”) in the aggregate principal amount of two million one hundred thousand dollars ($2,100,000.00) in connection with our offering of up to three million dollars ($3,000,000) of aggregate principal amount of Convertible Debentures.  The closing is expected to occur not later than May 29, 2007.  The Convertible Debentures are convertible, at the option of the Purchasers, into shares our common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $0.75 per share (as adjusted, the “Conversion Price”).  At the closing, we will issue to the Purchasers five-year warrants (the “Warrants”) to purchase an aggregate of 1,400,000 shares of our Common Stock (representing 50% of the number of shares initially issuable upon conversion of the Convertible Debentures), at an initial exercise price of $0.52 per share.  Purchasers of the Convertible Debentures will recieve registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) that requires us to file a registration statement (the “Registration Statement”) under the Securities Act of 1933 covering the resale the shares of Common Stock issuable upon conversion of the principal amount and interest payable under the Convertible Debentures.  We intend to use the proceeds from this financing for working capital and general corporate purposes.

Convertible Debentures.

Conversion. Each Purchaser may, at any time, convert all or any portion of the outstanding principal amount and/or accrued interest under its Convertible Debenture into fully paid and nonassessable shares of our Common Stock at the Conversion Price.  Unless waived by the Purchaser, neither we nor such Purchaser may convert such Purchaser’s Convertible Debenture if, as a result of the issuance of the underlying shares of Common Stock, such Purchaser would beneficially own more than 4.99% of the issued and outstanding shares of our Common Stock.  If so waived, such Purchaser’s Convertible Debenture may not be converted if, as a result of the issuance of the underlying shares of Common Stock, such Purchaser would beneficially own more than 9.99% of the issued and outstanding shares of our Common Stock.

Maturity. Absent earlier redemption by the Company as described below, the Convertible Debentures mature on the second anniversary of the issuance date.

Interest. Interest will accrue on the unpaid principal and interest under the Convertible Debentures at a rate of 6% per annum, which amount is payable semiannually.  Subject to certain notice provisions, we have the right to pay interest in shares of our Common Stock, the number of which shall be determined based on a price per share equal to the lesser of the Conversion Price or 85% of the ten day volume weighted average price of our Common Stock  We may only pay interest in shares if certain conditions are met, including without limitation, the Registration Statement is then effective.

Principal Payments.  Beginning on the six month anniversary of the issuance date of the Convertible Debentures, we are required to begin making monthly repayments of principal and accrued interest. The amount of the principal payments will be equal to 1/18 of the aggregate principal amount of Convertible Debentures issued in the offering ($116,666 per month).  Subject to certain notice provisions, we have the right to pay principal in shares of our Common Stock, the number of which shall be determined based on a price per share equal to the lesser of the Conversion Price or 85% of the ten day volume weighted average price of our Common Stock  We may only pay principal in shares if certain conditions are met, including without limitation, the Registration Statement is then effective.  All amounts due under the Convertible Debentures must be repaid not later than three years from the date of issuance.

Adjustment of Conversion Price.  Subject to certain customary exceptions, if we issue Common Stock or other securities convertible into or exercisable for Common Stock at per share less than the Conversion Price then in effect, the Conversion Price will be reduced to a price equal to the price per share of such issued securities.  The Conversion Price is also subject to adjustment upon stock splits, stock dividends and the like.

Optional Prepayment.  Subject to certain notice provisions (upon which a Purchaser may convert the outstanding amount of its Convertible Debentures), we may prepay each Convertible Debenture at any time by paying to the Purchaser (i) 100% of principal amount of the Convertible Debenture being repaid plus all accrued interest thereon; provided that certain conditions are met, including, without limitation, the Registration Statement is then effective and the total dollar volume of our Common Stock on the Over-the-Counter Bulletin Board (or other trading market) exceeds $100,000 for a period of twenty (20) consecutive days, or (ii) 175% of principal amount of the Convertible Debenture being repaid plus all accrued interest thereon without the need to satisfy the aforementioned conditions.

Negative Covenants. The Convertible Debentures provide that, unless the holders of 75% of the aggregate principal amount of the Convertible Debentures consent, we may not, among other things, (i) incur indebtedness or create liens other than certain permitted indebtedness and permitted liens, (ii) amend our Articles of Incorporation or By-laws in a manner that materially and adversely affects any holder of our Convertible Debentures, (iii) repurchase or redeem securities of our company, subject to certain exceptions, or (iv) pay cash dividends.

Events of Default. If an event of default occurs under the Convertible Debentures, each Purchaser has the option to declare immediately due and payable all obligations under the Convertible Debenture at an amount equal to all costs, fees and liquidated damages plus the greater of (i) 130% of the outstanding principal amount of the Convertible Debenture plus accrued interest thereon or (ii) the outstanding principal amount of the Convertible Debenture plus accrued interest thereon divided by the Conversion Price on the date of the default.  Such events of default include, without limitation, the following:

•	a failure to make payments of principal or interest under the Convertible Debenture when due, subject to a three trading day cure period in the case of late interest payments only;

•
a breach by us of any covenant of the Convertible Debenture which continues for five trading days without cure after notice thereof by the Purchaser or ten trading days after we become (or should have become) aware of such breach;

•	if our Common Stock is not eligible for listing or quotation for five trading (5) consecutive days; and

•	if the Registration Statement shall not have been declared effective on or prior to the 270th day after the closing date for the sale of Convertible Debentures.

Warrants.  As described above, we will issue to the Purchasers of our Convertible Debentures five-year Warrants to purchase an aggregate of 1,400,000 shares of our Common Stock, at an initial exercise price of $0.52 per share.  Subject to certain customary exceptions, if we issue Common Stock or other securities convertible into or exercisable for Common Stock at per share less than the exercise price of the Warrants, the exercise price will be reduced to a price equal to the price per share of such issued securities.  The Conversion Price is also subject to adjustment upon stock splits, stock dividends and the like.  Unless waived by the Purchaser, such Purchaser may not exercise its Warrant if, as a result of the issuance of the underlying shares of Common Stock, such Purchaser would beneficially own more than 4.99% of the issued and outstanding shares of our Common Stock.  If so waived, such Purchaser may not exercise its Warrant if, as a result of the issuance of the underlying shares of Common Stock, such Purchaser would beneficially own more than 9.99% of the issued and outstanding shares of our Common Stock.

Registration Rights Agreement.  Pursuant to the terms of the Registration Rights, we are obligated to file a “resale” registration statement on Form S-3 (or another appropriate form) to register the resale of (i) the shares of Common Stock issuable upon conversion of principal and interest under the Convertible Debentures and (ii) the shares of Common Stock issuable upon exercise of the Warrants, within fifteen (15) calendar days after we file a post-effective amendment to our existing registration statement, but not later than seventy-five (75) days after the closing date of the sale of the Convertible Debentures (the “Filing Date”). We are required to use our best efforts to cause the Registration Statement to be declared effective within thirty (30) calendar days after the Filing Date (or within ninety (90) calendar dates after the Filing Date in the event the Registration Statement is reviewed by the Securities and Exchange Commission), but not later than two hundred seventy (270) days after the closing date of the sale of the Convertible Debentures. We are required to use our best efforts to keep the Registration Statement continuously effective until two years after the closing date, subject to normal and customary blackout periods. We will be required to pay liquidated damages of 2% of the total purchase price of the Convertible Debentures per month to each of the holders of the Convertible Debentures if we fail to file the Registration Statement or have it declared effective within the aforementioned time periods, as well as upon certain other customary defaults under the Registration Rights Agreement.

Lock Up Agreement.  In connection with the sale of our Convertible Debentures in the offering, each of our officers and directors executed a lock up agreement pursuant to which will agree not to sell or otherwise transfer any of their shares of our Common Stock for a period commencing on the closing date of the sale of the Convertible Debentures and ending on the ninetieth (90th) day after the effective date of the Registration Statement.

Subordination Agreement.  Also, in connection with the sale of our Convertible Debentures in the offering, the Purchasers will execute a subordination agreement with Laurus Master Fund, Ltd. (“Laurus”), our existing secured lender, pursuant to which each Purchaser will agree to subordinate its right of repayment of the Convertible Debentures to Laurus, subject to customary exceptions, including without limitation, the right to receive regularly scheduled payments of principal and interest under the Convertible Debentures.

The above discussion describes certain of the material terms of the transaction described above, is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 are incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, we issued the Convertible Debentures and the Warrant described therein.  Such issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Regulation D promulgated thereunder on the basis that the issuances did not involve a public offering.  Purchasers made certain representations to us in the Purchase Agreement, including without limitation, that the Purchasers were “accredited investors” as defined in Rule 501 under the Act.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.
Date: May 24, 2007
	By:	/s/ Thomas C. Muniz
Name: Thomas C. Muniz
Title: President

Exhibit Index

Exhibit	Description

10.1	Securities Purchase Agreement, dated as of May 24, 2007, among our company and the purchasers signatory thereto.

10.2	Form of 6% Convertible Debenture.

10.3	Form of Common Stock Purchase Warrant.

10.4	Form of Registration Rights Agreement.

10.5	Form of Lock Up Agreement between our company and the officers and directors of our company.

10.6	Subordination Agreement, dated as of May 24, 2007, among our company, Laurus Master Fund, Ltd. and the other purchasers signatory thereto.